EXHIBIT 10.33

FOURTH AMENDMENT AGREEMENT

FOURTH AMENDMENT AGREEMENT (this “Agreement”), dated as of September 30, 2013, by and among Crystal Rock Holdings, Inc., formerly known as Vermont Pure Holdings, Ltd. (“Holdings”), individually and as successor by merger to its former Subsidiary, Crystal Rock Holdings, Inc., Crystal Rock LLC (“Crystal Rock”, and together with Holdings, collectively, the “Borrowers”), Bank of America, N.A. (“Bank of America”) and the other lending institutions party to that certain Credit Agreement (as defined below) as lenders (together with Bank of America, collectively, the “Lenders”), and Bank of America, as administrative agent (the “Administrative Agent”) for itself and the other Lenders with respect to a certain Amended and Restated Credit Agreement dated as of April 5, 2010, as amended by that certain First Amendment Agreement dated as of September 28, 2010, that certain Second Amendment Agreement dated as of May 1, 2012 and that certain Third Amendment Agreement dated as of May 13, 2013 (as amended the “Credit Agreement”).

W I T N E S S E T H:

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

§1.           Definitions.  Capitalized terms that are used herein and are not defined herein  have the meanings given to such terms in the Credit Agreement (after giving effect to the amendments thereof set forth herein).

§2.           Ratification of Existing Agreements.  All of the Borrowers’ obligations and liabilities to the Lenders as evidenced by or otherwise arising under the Credit Agreement, the Notes and the other Loan Documents are, by the Borrowers’ execution of this Agreement, hereby ratified and confirmed in all respects.  In addition, by the Borrowers’ execution of this Agreement, each Borrower represents and warrants that it does not have any defense, counterclaim, or right of set-off or recoupment of any kind with respect to such obligations and liabilities.

§3.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Lenders that all of the representations and warranties made by the Borrowers in the Credit Agreement, the Notes and the other Loan Documents are true in all material respects on the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate expressly to an earlier date.

§4.           Conditions Precedent.  The effectiveness of this Agreement is subject to the prior satisfaction, on or before September 30, 2013, of each of the following conditions precedent (the date of such satisfaction herein referred to as the “Amendment Effective Date”):

(a)           Representations and Warranties.  All of the representations and warranties made by the Borrowers herein, whether directly or incorporated by reference, shall be true and correct on the date hereof except to the extent that such representations and warranties relate expressly to an earlier date.

(b)           No Event of Default.  No Default or Event of Default.

(c)           Delivery of Agreement.  The parties hereto shall have executed this Agreement and delivered this Agreement to the Administrative Agent.

§5.           Amendment to the Credit Agreement.

(a)           The definition of Permitted Acquisition appearing in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Permitted Acquisition.  The acquisition of any Person, business, division, or specified group of assets by any Borrower or any of its Subsidiaries, provided that each of the following conditions is met with respect to any such acquisition:

(a)           immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall then exist, and the Borrowers shall have delivered to the Administrative Agent a statement certified by the principal financial or accounting officer of the Borrowers to the effect that immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists and attaching, in reasonable detail, computations evidencing on a Pro Forma Basis compliance (on a consolidated basis) with the covenants contained in §11 (x) as of the end of the most recently completed fiscal quarter, immediately prior to and after giving effect to such acquisition, and (y) for the twelve (12) month period immediately following such acquisition, each of which shall be acceptable to the Administrative Agent in its sole but reasonable discretion;

(b)           the aggregate consideration (including, without limitation, assumption of Indebtedness (including, without limitation, any Subordinated Debt) and any earn-out and/or non-compete payments) paid or to be paid by any Borrower or any of its Subsidiaries in connection with such acquisitions after the Effective Date, as to any individual acquisition or group of related (through common ownership) acquisitions, shall not, without the prior written consent of the Administrative Agent, exceed $2,250,000;

(c)           the consideration for such acquisition shall not include the assumption of Indebtedness by any Borrower or any of its Subsidiaries, other than Indebtedness (i) in existence prior to the date of such acquisition, (ii) which was not incurred in connection with or in contemplation of, such acquisition, (iii) which is permitted pursuant to §10.1(c) or §10.1(d) and (iv) which is otherwise on terms and conditions satisfactory to the Administrative Agent;

(d)           such acquisition shall have been approved by the board of directors (or other managing board) and, if required, shareholders or members (as the case may be) of the Person so acquired;

(e)           the aggregate amount of Revolving Credit Loans made to any Borrower in respect of any such acquisition shall not exceed the lower of (i) seventy-five percent (75%) of the aggregate consideration payable at the closing of such acquisition (including any permitted assumed Indebtedness) and (ii) the actual cash consideration to be paid at the closing by any Borrower or any of its Subsidiaries in connection with such acquisition;

(f)           not less than ten (10) Business Days prior to the closing of such acquisition, the Borrowers shall notify the Administrative Agent of the terms thereof and shall provide to the Administrative Agent such information and documents as may be deemed by the Administrative Agent to be necessary in order for the Administrative Agent to determine if the acquisition is a Permitted Acquisition;

(g)           no more than three (3) of such acquisitions shall be consummated in any twelve (12) month period, provided that additional acquisitions may be consummated during any such period so long as (i) no Borrower or any Subsidiary of a Borrower incurs or assumes any Indebtedness to finance any such acquisition and (ii) the aggregate consideration (including, without limitation, any earn-out and/or non-compete payments) paid or to be paid by any Borrower or any of its Subsidiaries in connection with all such acquisitions during such period does not exceed $100,000; and

(h)           either (i) such acquisition is the acquisition of assets only (for use in the same line of business as (or a line of business substantially similar to) the line of business of the Borrowers and their Subsidiaries and in which assets the Administrative Agent shall concurrently with the closing of the acquisition be granted, for the benefit of the Lenders and the Administrative Agent, a perfected, first priority security interest (subject only to Permitted Liens) or (ii) such acquisition involves the purchase of the Capital Stock of a Person and each of the following conditions is met:

(A)           such acquisition is the acquisition of one hundred percent (100%) of each of the Capital Stock and Voting Stock of such Person, and the structure of such acquisition is acceptable to the Administrative Agent and;

(B)           such acquisition is the acquisition of one hundred percent (100%) of each of the Capital Stock and Voting Stock of such Person, and the structure of such acquisition is acceptable to the Administrative Agent and;

(C)           contemporaneously with the occurrence of such acquisition, the Borrowers shall (I) cause such Person to guaranty all of the Obligations hereunder pursuant to a guaranty in form and substance reasonably satisfactory to the Administrative Agent, which such guaranty shall be a Security Document hereunder, (II) cause such Person to take all steps as may be necessary or advisable in the reasonable opinion of the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, a first priority, perfected security interest in all of its assets (except that there may exist liens thereon permitted by §10.2 hereof and there may exist a prior lien on those assets which secure Indebtedness assumed by the Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition, to the extent permitted under §10.1 hereof) as collateral security for such guaranty, pursuant to security documents, mortgages, pledges and other documents in form and substance reasonably satisfactory to the Administrative Agent, each of which documents shall be Security Documents hereunder, and (III) cause such Person to deliver to the Lenders and the Administrative Agent (aa) evidence of proper corporate authorization and (bb) if required by the Administrative Agent, legal opinions with respect to each of the matters and documents set forth in this clause (C), in each case, in form and substance reasonably satisfactory to the Administrative Agent.

§6.           Expenses, Etc.  The Borrowers agree to pay to the Administrative Agent upon demand an amount equal to any and all out-of-pocket costs or expenses (including reasonable legal fees and disbursements) incurred or sustained by the Administrative Agent in connection with the preparation of this Agreement and related matters.

§7.           Miscellaneous Provisions.

(a)           This Agreement shall become effective among the parties hereto as of the Amendment Effective Date.  Until the Amendment Effective Date, the terms of the Credit Agreement prior to its amendment hereby shall remain in full force and effect.

(b)           Except as otherwise expressly provided by this Agreement, all of the respective terms, conditions and provisions of the Credit Agreement, the Notes and the other Loan Documents shall remain the same.  The Credit Agreement, as amended hereby, the Notes and the other Loan Documents shall continue in full force and effect, and this Agreement and the Credit Agreement shall be read and construed as one instrument.

(c)           This Agreement is intended to take effect under, and shall be construed according to and governed by, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law).

(d)           This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.  A facsimile of an executed counterpart shall have the same effect as the original executed counterpart.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed in its name and behalf by its duly authorized officer as of the date first written above.

CRYSTAL ROCK HOLDINGS, INC.

By:      /s/ Bruce S. MacDonald
Name:	Bruce S. MacDonald
Title:	Chief Financial Officer

CRYSTAL ROCK LLC

By:      /s/ Bruce S. MacDonald
Name:	Bruce S. MacDonald
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and Lender

By:      /s/ Donald K. Bates
Name:	Donald K. Bates
Title:	Sr. Portfolio Management Officer

Signature Page to Fourth Amendment Agreement